                               AMENDMENT AGREEMENT

          AMENDMENT AGREEMENT dated as of April 6, 2000 (this "AMENDMENT AGREEMENT") to the Credit Agreement dated as of October 11, 1995, as amended by Amendment Agreement dated as of October 10, 1996, as further amended by Amendment Agreement dated as of October 9, 1997, as further amended by Amendment Agreement dated March 30, 1998, as further amended by Amendment Agreement dated October 7, 1998, and as further amended by Amendment Agreement dated October 6, 1999 (as amended, the "ORIGINAL CREDIT AGREEMENT") between THE ACHIEVEMENT FUNDS TRUST, a business trust formed under the laws of the Commonwealth of Massachusetts and a registered investment company under the Investment Company Act of 1940, as amended (the "Fund"), on behalf of each of the investment portfolios listed on Schedule 1 thereto (each an "ORIGINAL BORROWER" and collectively the "ORIGINAL BORROWERS"), and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York State banking corporation (the "BANK").

          The Fund on behalf of the Original Borrowers has requested and the Bank has provided on the terms, and conditions set forth in the Original Credit Agreement revolving credit loans to the Fund for the respective benefit of and payable from the respective assets of the original Borrowers from time to time prior to October 9, 1996 (the "ORIGINAL TERMINATION DATE") in an aggregate principal amount not to exceed $10,000,000 at any time outstanding to all original Borrowers.

          Pursuant to the terms of an Amendment Agreement dated as of October 10, 1996, the Bank provided a new credit facility to the original Borrowers by changing the Original Termination Date to October 9, 1997, and added the Municipal Bond Fund ("MBF") a portfolio of the Fund, as a Borrower under the terms of the Original Credit Agreement, as so amended, for all purposes.

          Pursuant to the terms of an Amendment Agreement dated as of October 9, 1997, the Bank provided a new credit facility to the Original Borrowers by changing the Original Termination Date to October 7, 1998.

          Pursuant to the terms of an Amendment Agreement dated as of March 30, 1998, the Bank provided a new credit facility to the Borrowers by providing for an increase in the Bank's Commitment by changing the Commitment from $10,000,000 to $20,000,000.

          Pursuant to the terms of an Amendment Agreement dated as of October 7, 1998, the Bank provided a new credit facility to the Original Borrowers by changing the Original Termination Date to October 6, 1999.

          Pursuant to the terms of an Amendment Agreement dated as of October 6, 1999, the Bank provided a new credit facility to the original Borrowers by changing the Original Termination Date to April 6, 2000, and by terminating the Short Term Municipal Bond Fund, a portfolio of the Fund, as a Borrower under the Original Credit Agreement.

          The Fund on behalf of the Borrowers has requested the Bank to amend the Original Credit Agreement (as amended, the "AMENDED AGREEMENT") to (i) provide for a new 60-day facility with respect to the Euro-Dollar Loans only, by changing the Original Termination Date to June 5, 2000 (the "NEW TERMINATION DATE"), (ii) increase the Facility Fee; from a rate of 0.125% per annum to a rate of 0.15% per annum from the date of the Effective Date hereof for one month, thru and including May 5th, 2000; and from a rate of 0.15% per annum to a rate of 0.20% per annum effective May 6th, 2000 thru but excluding June 5th, 2000, and (iii) increase the Euro-Dollar Margin from a rate of 0.275% per annum to a rate of 0.50% per annum from the date of the Effective Date hereof for one month, thru and including May 5th, 2000; and from a rate of 0.50% per annum to a rate of 0.75% per annum effective May 6th, 2000 thru and including June 5th, 2000. All loans and other amounts outstanding under the original Credit Agreement will be repaid on the Effective Date, and the Fund on behalf of the Borrowers will reborrow such amounts under the Amended Agreement.

          The Bank is willing to amend the Original Credit Agreement as set forth in this Amendment Agreement upon the terms and conditions set forth herein.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          Section 1. DEFINED TERMS. Except as otherwise defined herein, terms defined in the Original Credit Agreement and used herein shall have the meanings given to them in the Original Credit Agreement:

          Section 2. AMENDMENTS. From and after the Effective Date, but retroactive to October 6, 1996.

          (a) The term "Termination Date" shall be amended and extended so as to mean June 5, 2000.

          (b) Section 1.1 shall be amended by deleting the following definition:

          "'Loan' means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or any combination of the foregoing. The term "Loan" or "Loans" shall refer to Committed Loans or Quoted Rate Loans, or both, as the context may require."

and replacing it in its entirety with the following:

          "'Loan' means a Euro-Dollar Loan and "Loans" means Euro-Dollar Loans. The term "Loan" or "Loans" shall refer to Committed Loans or Quoted Rate Loans, or both, as the context may require."

          (c) Section 2.5(c) shall be amended by deleting the following definition:

          "'Euro-Dollar Margin' means a rate per annum equal to 0.275%."

and replacing it in its entirety with the following:

          "'Euro-Dollar Margin' means a rate per annum equal to the following:
     (i) 0.50% from the date of the Effective Date hereof for one month, thru and including May 5th, 2000; and
     (ii) 0.75% effective May 6th, 2000 thru and including June 5th, 2000."

          (d) Section 2.6 shall be amended and restated in its entirety and read as follows:

          "FACILITY FEE AND UTILIZATION FEE.

          (a) The Fund shall pay to the Bank a facility fee from the assets, of the Borrowers as provided below computed at the rate of 0.15% per annum from the date of the Effective Date hereof for one month, thru and including May 5th, 2000; and 0.20% per annum effective May 6th, 2000 thru but excluding June 5th, 2000. Such facility fee shall accrue (i) from and including October 11, 1995 to but excluding the Termination Date (or earlier date of termination of the Commitment in its entirety), on the daily amount of the Commitment (whether used or unused) and (ii) from and including the Termination Date (or such earlier date of termination) to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued facility fees shall be payable quarterly on each March 31, June 30, September 30 and December 31 (in arrears) commencing on December 31, 1995 and upon the date of termination of the Commitment in its entirety (and, if later, the date the Loans shall be repaid in their entirety). Each Borrower shall be liable only for that portion (the "Pro Rata Portion") of the facility fee as the daily average Total Net Asset Value (the "Average Net Assets") of such Borrower bears to the total Average Net Assets of all Borrowers as to whom the Commitment has not been terminated, in each case computed during the period during which such facility fee has accrued.

          (b) The Fund shall pay to the Bank from the assets of the Borrowers for each day on which the aggregate outstanding principal amount of the Bank's Loans equals or exceeds 25% of the Bank's Commitment, a utilization fee computed at the Utilization Fee Rate on the aggregate outstanding principal amount of the Bank's Loans on such day. Such utilization fee shall accrue from and including April 6, 2000 to and including the Termination Date. Accrued utilization fees shall be payable upon the date of termination of the Commitment in its entirety (and, if later, the date the Loans shall be repaid in their entirety). Each Borrower shall be liable only for the utilization fee attributable to Loans made to that Borrower."

          (e) Section 3.2(a) shall be amended and restated in its entirety to read as follows: "the fact that the Effective Date (as defined in the Amendment Agreement dated as of April 6, 2000 to this Agreement) shall have occurred on or prior to April 30, 2000;"

          (f) Exhibits A, B and C to the Original Agreement shall be amended and restated in their entirety to read as set forth on Exhibits A, B and C hereto, respectively.

          Section 3. EFFECTIVE DATE. This Amendment Agreement shall become effective on the date (the "Effective Date") all of the following conditions have been satisfied:

          (a) The Bank shall have received a counterpart of this Amendment Agreement executed by the Fund on behalf of the Borrowers.

          (b) The Bank shall have received the Note executed by the Fund on behalf of each of the Borrowers (as amended by this Amendment Agreement).

          (c) All accrued fees and expenses payable under the Original Credit Agreement to the Effective Date shall have been paid.

          (d) The Bank shall have received the signed opinion, addressed to it and dated the Effective Date, of Ballard Spahr

Andrews & Ingersoll, LLP, counsel for the Fund and the Borrowers substantially to the matters set forth in the opinion delivered pursuant to Section 3.1(b) of the Original Agreement.

          (e) All amounts due under the Note (as defined in the Original Agreement) shall have been repaid in full (including through borrowings under the Amended Agreement).

          (f) The Bank shall have received all other documents as it may reasonably request relating to the existence of the Fund and the Borrowers, the trust authority for and the validity of this Amendment Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Bank.

          The Bank shall promptly notify the Fund of the Effective Date, and such notice shall be conclusive and binding on the parties hereto.

          Section 4. GENERAL.

          (a) REPRESENTATION AND WARRANTIES. To induce the Bank to enter into this Amendment Agreement, the Fund as to itself, and each Borrower as to itself and as to the Fund, represents and warrants that the representations and warranties set forth in Section 5 of the original Credit Agreement are true on and as of the date hereof, PROVIDED that any reference therein to the Original Credit Agreement shall be deemed a reference to the Original Credit Agreement as amended by this Amendment Agreement.

          (b) PAYMENT OF EXPENSES. Without limiting any amount payable by any Borrower under Section 8.3 of the Original Credit Agreement or Section 8.3 of the Amended Agreement, each Borrower shall pay or reimburse the Bank its Pro Rata Portion of all out-of-pocket expenses and internal charges of the Bank (including fees and disbursements of counsel and time charges of attorneys who may be employees of the Bank) in connection with the preparation and administration of this Amendment Agreement and the Original Credit Agreement.

          (c) NO OTHER AMENDMENTS; CONFIRMATION. Except as expressly amended, modified and supplemented hereby, the provisions of the Original Credit Agreement, are and shall remain in full force and effect.

          (d) GOVERNING LAW. This Amendment Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

          (e) COUNTERPARTS. This Amendment Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their respective authorized officers on this 6th day of April, 2000, effective as of the day and year first above written.

                                               THE ACHIEVEMENT FUNDS TRUST
                                               on behalf of the Portfolios
                                               listed below

                                               By: /s/ Illegible
                                                  ------------------------
                                               Portfolios:
                                                  Equity Fund
                                                  Balanced Fund
                                                  Intermediate Term Bond Fund
                                                  Short Term Bond Fund
                                                  Idaho Municipal Bond Fund
                                                  Municipal Bond Fund

                                               MORGAN GUARANTY TRUST COMPANY
                                                  OF NEW YORK

                                               By: /s/ Robert Bottamedi
                                                  ------------------------
                                                  Robert Bottamedi
                                                  Vice President

                                                                       EXHIBIT A

                                 PROMISSORY NOTE

$20,000,000.00                                                Due: June 5, 2000
Dated: April 6, 2000                                          New York, New York

          FOR VALUE RECEIVED, THE ACHIEVEMENT FUNDS TRUST, a Massachusetts business trust (the "Fund"), on behalf of __________, a sub-trust of the Fund (the "Borrower"), promises to pay to the order of MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Bank"), on June 5, 2000, or such earlier date as set forth in the Credit Agreement hereinafter referred to, the principal sum of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00), or if less, the then aggregate unpaid principal amount of Loans (as such term is defined in the Credit Agreement and other capitalized terms used herein and not defined herein having the meaning given to them in the Credit Agreement) as may be borrowed by the Fund for the benefit of and payable from the assets of the Borrower. The Fund, on behalf of such Borrower, may borrow, repay and reborrow hereunder in accordance with the provisions of the Credit Agreement.

          Anything in this Note to the contrary notwithstanding, the Fund, on behalf of the Borrower, shall be liable hereunder only for Loans borrowed by the Fund on behalf of such Borrower under the Credit Agreement and shall not be liable hereunder for the borrowings of the Fund on behalf of the other Borrowers specified in the Credit Agreement. The sole source of repayment of the principal of and interest on each Loan hereunder made with respect to the Borrower shall be the revenues and assets of the Borrower.

          The Fund, on behalf of the Borrower, further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement. Accrued interest shall be payable on the dates specified in the Credit Agreement.

          All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds, at the Bank's office at 60 Wall Street, New York, New York, or at such other place as may be designated by the Bank to the Fund in writing, for the account of the Domestic Lending Office or the Euro-Dollar Lending Office (as set forth in the Credit Agreement).

          This Note is one of the Notes referred to in, and evidences indebtedness incurred under, the Credit Agreement dated as of October 11, 1995 (as amended by the Amendment Agreements dated as of October 10, 1996, October 9, 1997, March 30, 1998, October 7, 1998, October 6, 1999 and April 6, 2000 and as it may be amended, modified or supplemented from time to time, called the "Credit Agreement") among the Fund on behalf of the Borrower and the other Borrowers specified in the Credit Agreement, the Borrowers and the Bank, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Fund on behalf of the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable. This Note replaces the Notes, dated October 11, 1995, October 10, 1996, October 9, 1997, March 30, 1998, October 7, 1998 and
October 6, 1999 issued by the Borrower to the Bank.

          This Note has been executed by the Fund on behalf of the Borrower by an officer of the Fund. The obligations of this Note shall be binding upon the revenues, assets and properties of the Borrower only and shall not be binding upon any trustee, officer or shareholder of the Fund individually.

          The holder of this Note shall be entitled to endorse on a schedule (and to attach to and make a part of this Note a continuation of any such schedule as and when required) to this Note the date, the amount, type, interest rate and the maturity of each Loan to the Fund on behalf of the Borrower made by it and the date and the amount of each payment of principal made by the Fund on behalf of such Borrower with respect thereto, PROVIDED that the failure of the holder to make any such recordation shall not affect the obligations of the Borrower under the Credit Agreement or this Note.

          All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

          This Note is made under and governed by the internal laws of the State of New York.

Address:                                              THE ACHIEVEMENT FUNDS
                                                       TRUST on behalf of
                                                      [insert name of Borrower]

                                                       By:
                                                       Title:

                                                                       EXHIBIT B

                           BORROWING BASE CERTIFICATE

          Reference is made to that certain Credit Agreement dated as of October 11, 1995 (as amended by the Amendment Agreements dated as of October 10, 1996, October 9, 1997, March 30, 1998, October 7, 1998, October 6, 1999 and April 6, 2000 and as it may be further modified, amended or supplemented from time to time, the "Credit Agreement") between THE ACHIEVEMENT FUNDS TRUST, a Massachusetts business trust, on behalf of certain sub-trusts named therein, and Morgan Guaranty Trust Company of New York (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms, in the Credit Agreement. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of the portfolio set forth below (which is one of the Borrowers under the Credit Agreement), hereby certifies to the Bank as follows:

          1. As of ____________, the Borrowing Base of [NAME OF BORROWER) is calculated as follows:

          (a) Total Net Asset                      $
                                                    --------------------------
          (b) 5% of Total Net
              Asset Value:                         $
                                                    --------------------------
          (c) Total Loans outstanding
              excluding the current day's
              requested amount:                    $
                                                    --------------------------
          (d) Borrowing Base:
              [(b) minus (c)]                      $
                                                    --------------------------

          2. As of the date hereof, and after giving effect to the borrowing requested to be made on this date by such Borrower, the asset coverage of such Borrower (as defined in the Investment Company Act) determined in accordance with said Act as of the Business Day immediately preceding the date hereof is at least 300%.

Date:                                               THE ACHIEVEMENT FUNDS
     -----------------------                          TRUST on behalf of
                                                    [insert name of Borrower]


                                                    By:
                                                       ----------------------
                                                       Name:
                                                       Title:

                                                                       EXHIBIT C

                               NOTICE OF BORROWING

          Reference is made to that certain Credit Agreement dated as of October 11, 1995 (as amended by the Amendment Agreements dated as of October 10, 1996, October 9, 1997, March 30, 1998, October 7, 1998, October 6, 1999 and April 6, 2000 and as it may be further modified, amended or supplemented from time to time, the ("Credit Agreement") between THE ACHIEVEMENT FUNDS TRUST, a Massachusetts business trust, on behalf of certain sub-trusts named therein, and Morgan Guaranty Trust Company of New York (the "Bank"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Credit Agreement. Pursuant to Section 2.2 of the Credit Agreement, the Bank is hereby notified that on _________, 2000, the Fund on behalf of the Borrower specified in Item 1 below will borrow a Committed Loan of $________ from the Bank. Such Loan shall be a Euro-Dollar Loan. The Interest Period for such Loan shall be of ___________duration. Pursuant to the terms of the Credit Agreement, the undersigned, on behalf of the portfolio specified in Item 1 below (which is a Borrower under the Credit Agreement), hereby represents and certifies to the Bank as follows:

          1.   The Borrower which will use the proceeds of such Loan is
__________.

          2. The purpose for which such Loan will be used is to fund shareholder redemptions of the Borrower.

          3. As of the date hereof, and after giving effect to the borrowing requested to be made on this date by such Borrower, the asset coverage (as defined in the Investment Company Act) determined in accordance with the Investment Company Act as of the Business Day immediately preceding the date hereof is at least 300% and the outstanding principal amount of the Loans to such Borrower will not exceed the Borrowing Base.

          4. The undersigned further certifies that (a) the proceeds of such Loan will be utilized solely by the Borrower designated above, (b) no Default or Event of Default has occurred and is continuing as of the date of this Notice of Borrowing, (c) the representations and warranties of such Borrower contained in the Credit Agreement (except, in the case of a Refunding Loan, the representations and warranties set forth in Sections 5.4(b) and 5.5 of the Credit Agreement) as to any matter which has theretofore been disclosed in writing by the Borrower to the Bank) are true on and as of the date hereof.

Date:                                                THE ACHIEVEMENT FUNDS
     --------------------                              TRUST on behalf of
                                                     [insert name of Borrower]

                                                      By:
                                                         -----------------------
                                                            Name:
                                                            Title: